EXHIBIT NO. 32.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Shawn M. Harrington, the Chief Financial Officer of Gerber Scientific, Inc. (the "Company"), pursuant to 18 U.S.C. Section 1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q of the Company for the three months ended January 31, 2004 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004

/s/ Shawn M. Harrington
Shawn M. Harrington
Chief Financial Officer